As filed with the Securities and Exchange Commission on April 29, 2009
Registration No. 333-151820

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

POST EFFECTIVE AMENDMENT NO. 2 TO

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

WGNB CORP.
(Exact Name of Registrant as Specified in Its Charter)

Georgia	6021	58-1640130
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

201 Maple Street
P.O. Box 280
Carrollton, Georgia 30112
(770) 832-3557
(Address, Including Zip Code, and Telephone Number, Including Area Code,
of Registrant’s Principal Executive Offices)

H.B. Lipham, III
Chief Executive Officer
WGNB Corp.
201 Maple Street
Carrollton, Georgia 30112
(770) 832-3557
(Name, Address, Including Zip Code, and Telephone
Number, Including Area Code, of Agent For Service)
With copies to: Karen K. Leach, Esq. Chorey, Taylor & Feil P.C. The Lenox Building Suite 1700 3399 Peachtree Road, N.E. Atlanta, Georgia 30326-1148 (404) 841-3200

Approximate date of commencement of proposed sale to the public:  Not applicable

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company.  See definition of “large accelerated filer,” accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one).

Large Accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒

DEREGISTRATION OF SECURITIES

The Registrant hereby deregisters all shares of Series A Preferred Stock previously registered for sale under this Registration Statement but that remain unsold because the offering of the Series A Preferred Stock expired as of 5:00 p.m. on April 15, 2009 without further extension by the Registrant’s Board of Directors.  Of the 3,750,000 shares initially registered, the Registrant sold 1,509,100 of such Series A Preferred Stock with 2,240,900 shares remaining unsold.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Post Effective Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Carrolton, Georgia, on April 29, 2009.

WGNB CORP.

By:	/s/ H.B. Lipham, III
H.B. Lipham, III
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/s/ H.B. Lipham, III	Director and	April 29, 2009
H.B. Lipham, III	Chief Executive Officer (principal executive officer)

/s/ Steven J. Haack	Secretary and Treasurer	April 29, 2009
Steven J. Haack	(principal financial and accounting officer)

*	Chairman of the Board	April 29, 2009
W.T. Green, Jr.

Director
Wanda W. Calhoun

Director
Grady W. Cole

*	Director and Executive Vice President	April 29, 2009
Mary M. Covington

*	Director and President	April 29, 2009
Randall F. Eaves

*	Director	April 29, 2009
Loy M. Howard

Director
R. David Perry

/s/ L. Richard Plunkett	Director	April 29, 2009
L. Richard Plunkett

*	Director	April 29, 2009
Donald C. Rhodes

Director
Thomas T. Richards

*	Director	April 29, 2009
J. Thomas Vance

Director
Gelon E. Wasdin

Director
William W. Stone

*By:        /s/ H.B. Lipham, III
H.B. Lipham, III, Attorney in Fact